UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2005

INKINE PHARMACEUTICAL COMPANY, INC.

(Exact name of registrant specified in its charter)

New York	000-24972	13-3754005

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West, Building 18, Suite 440 Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(215) 283-6850

Not applicable.

(Former name and former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On June 8, 2005, the shareholders of InKine Pharmaceutical Company, Inc. (the “Company”) approved the InKine Pharmaceutical Company, Inc. Long Term Incentive Plan (the “Plan”). Shareholder approval was sought so that the compensation attributable to incentive awards under the Plan will qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code.

     The Company’s Board of Directors (the “Board of Directors”) believes that the Plan will further the Company’s compensation structure and strategy and encourage results-oriented actions on the part of members of the executive management team and other key employees of the Company. Members of the executive management team and other key employees of the Company are eligible to participate in the Plan as designated by the Compensation Committee of the Board of Directors (the “Committee”) for each performance period. At the beginning of each performance period, the Committee will establish a target award for each participant which will be expressed as a percentage of the participant’s base salary. Unless the Committee determines otherwise, each performance period will be for a three-year period beginning on January 1 of the first calendar year and ending on December 31 of the third calendar year. Target awards will be based on a number of factors, including, but not limited to, (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to future Company performance and business impact.

     The Plan permits the Committee to impose and specify objective performance goals that must be met with respect to the awards earned by the participants under the Plan. The Committee may also establish subjective performance goals for participants in the Plan; provided that with respect to officers of the Company, the subjective performance goals will only be used to reduce, not increase, the incentive award otherwise payable under the Plan. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be based on one or more of the following measures: stock price, earnings per share, EBITDA (earnings before interest, taxes, depreciation, and amortization), net earnings, operating or other earnings, profits, revenue, net cash flow, financial return ratios, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships as well as industry indices.

     Each participant will earn an award for a performance period based on the level of achievement of the performance goals established by the committee.

     A further description of the material terms of the Plan was included in the Company’s definitive proxy statement relating to its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission on May 2, 2005. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

     (c)      Exhibits

     10.1      InKine Pharmaceutical Company, Inc. Long Term Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKINE PHARMACEUTICAL COMPANY, INC.

Date:	June 13, 2005	By:	ROBERT F. APPLE

		Name:	Robert F. Apple
		Title:	Chief Operating and Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	InKine Pharmaceutical Company, Inc. Long Term Incentive Plan